UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	95-4502084
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue
Pasadena	,	California	91101
(Address of principal executive offices)			(Zip Code)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN
(Full title of the plan)

Dean A. Shigenaga
President and Chief Financial Officer
Alexandria Real Estate Equities, Inc.
26 North Euclid Avenue
Pasadena, California  91101
(626) 578-0777
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kenneth E. Kohler
Morrison & Foerster LLP
707 Wilshire Boulevard
Los Angeles, California 90017
(213) 892-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “SEC”), the information specified by Part I of Form S-8 has been omitted from this registration statement.  This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 2,000,000 shares of Common Stock, par value $0.01 per share, of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), for issuance as awards to be granted under the Company’s Amended and Restated 1997 Stock Award and Incentive Plan (the “Plan”). On April 18, 2022, the Company filed with the SEC a definitive proxy statement that included proposals to, among other things, increase the number of shares available for issuance under the Plan by 2,000,000 shares of Common Stock. The proposal to increase the number of shares available for issuance under the Plan was approved by the Company’s stockholders on May 17, 2022.

INCORPORATION BY REFERENCE OF CONTENTS OF CERTAIN REGISTRATION STATEMENTS ON FORM S-8

In accordance with General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed Registration Statements on Form S-8 relating to the same employee benefit plan, the prior Registration Statement on Form S-8 (File No. 333-34223) filed with the Commission on August 22, 1997, Registration Statement on Form S-8 (File No. 333-60075) filed with the Commission on July 29, 1998, Registration Statement on Form S-8 (File No. 333-152433) filed with the Commission on July 21, 2008, Registration Statement on Form S-8 (File No. 333-167889) filed with the Commission on June 30, 2010, Registration Statement on Form S-8 (File No. 333-197212) filed with the Commission on July 2, 2014, Registration Statement on Form S-8 (File No. 333-212385) filed with the Commission on July 1, 2016, Registration Statement on Form S-8 (File No. 333-226129) filed with the Commission on July 11, 2018, and Registration Statement on Form S-8 (File No. 333-239609) filed with the Commission on July 1, 2020 are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this Registration Statement:

•the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on January 31, 2022;

•the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on April 25, 2022, July 25, 2022, and October 24, 2022, respectively;

•the Company's current reports on Form 8-K filed with the SEC on January 7, 2022, January 18, 2022, February 4, 2022, February 16, 2022, March 25, 2022, May 19, 2022, July 8, 2022, August 31, 2022, September 28, 2022, and September 28, 2022;

•the description of the Company’s common stock contained in Exhibit 4.33 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 4, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and shall be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description

4.1	Alexandria Real Estate Equities, Inc. Amended and Restated 1997 Stock Award and Incentive Plan, dated May 17, 2022 (filed as an exhibit to the Company’s current report on Form 8-K filed with the SEC on May 19, 2022 and incorporated herein by reference)
5.1	Opinion of Venable LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Venable LLP (contained in Exhibit 5.1 to this Registration Statement)
24.1	Power of Attorney (contained on the signature page to this Registration Statement)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on October 24, 2022.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

/s/ Joel S. Marcus
Joel S. Marcus Executive Chairman

 POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joel S. Marcus, Peter M. Moglia, and Dean A. Shigenaga, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel S. Marcus	Executive Chairman	October 24, 2022
Joel S. Marcus	(Principal Executive Officer)

/s/ Peter M. Moglia	Chief Executive Officer and Co-Chief Investment Officer	October 24, 2022
Peter M. Moglia	(Principal Executive Officer)

/s/ Dean A. Shigenaga	President and Chief Financial Officer	October 24, 2022
Dean A. Shigenaga	(Principal Financial Officer)

/s/ Andres R. Gavinet	Chief Accounting Officer	October 24, 2022
Andres R. Gavinet	(Principal Accounting Officer)

/s/ Steven R. Hash	Lead Director	October 24, 2022
Steven R. Hash

/s/ James P. Cain	Director	October 24, 2022
James P. Cain

/s/ Cynthia L. Feldmann	Director	October 24, 2022
Cynthia L. Feldmann

/s/ Maria C. Freire, Ph.D.	Director	October 24, 2022
Maria C. Freire, Ph.D.

/s/ Jennifer Friel Goldstein	Director	October 24, 2022
Jennifer Friel Goldstein

/s/ Richard H. Klein	Director	October 24, 2022
Richard H. Klein

/s/ Michael A. Woronoff	Director	October 24, 2022
Michael A. Woronoff